UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

K's Media

 (Formerly Kinglake Resources, Inc.)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52760

 (Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

10/F Building A, G.T. International Tower, ChaoYang District,
Beijing, China, 100020

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Nov. 24, 2008, Mr. Bernard Chan, Mr. Jie Wang, Mr. Peng Jin, Mr. Qing Ren and Mr. Leslie Lou have been appointed as independent directors of the Board of Directors of K's Media (the "Company") for a term commencing on Nov. 24, 2008, and expiring at the Company's next Annual Meeting of Stockholders.

The Company has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee composed of three independent directors: Mr. Bernard Chan, Mr. Jie Wang and Mr. Qing Ren; the Compensation Committee composed of two independent directors: Mr. Bernard Chan and Mr. Jie Wang, and the Nominating and Corporate Governance Committee composed of three independent directors: Mr. Bernard Chan, Mr. Jie Wang and Mr. Qing Ren.

Mr. Chan, 44, has over 18 years of experience in the areas of financial advisory, direct private investments and corporate finance. Between 2003 and 2007, he was the chief financial officer for US companies, Asia Payment Systems, Inc. and China World Trade Corporate, which was listed on OTC Bulletin Board, where he oversaw M&A and financial projects. He also served as Managing Partner of a Hong Kong corporate finance providing advisory of U.S. listing and capital raising. Prior to that, Mr. Chan was a member of senior management for several listed companies in Hong Kong and one of the largest private landowner in Hawaii, focusing on direct investments and assets management. He is also a Registered Investment Advisor. Mr. Chan earned his Master of Business Administration Degree in International Management and Investment Finance, Master of Science Degree in Applied Econometrics, and Bachelor of Business Administration Degree in Investment Finance, all from the University of Hawaii.

Mr. Wang, 53, has been working as Partner and Managing Director of Hi-Gold Consultants Limited since 2001. Hi-Gold is a consulting firm located in Hong Kong. He currently also serves as Independent Director of a Shanghai listed public company and as Director in two other private companies in China. Positions previously held by Mr. Wang include Managing Director of Beijing based Orient Century Securities Investment Consultation, Senior Advisor to the Chairman and CEO of Guangxi Yuchai Machinery Company Ltd and China Yuchai International (a NYSE listed company), Deputy Director of Fund Management Department of Stock Exchange Executive Council (SEEC, Beijing), and Trader in Forex Funding Department of CITIC Industrial Bank. Wang Jie graduated from Concordia University in Montreal, Canada with a MBA degree and from People University of China in Beijing of China with BA economics. He also studied in the programs and received certificates of Chinese Securities Course for Independent Directors at the Securities Association of China/School of Economics and Management, Tsinghua University in Beijing, and the Canadian Securities Course at the Canadian Securities Institute in Toronto of Canada.

Mr. Jin, 33, is the founder and CEO of Shanghai Dingbiao Internet Technology Co., Ltd. He also found Shanghai Sihan Culture Communication Co., Ltd. in 2006. The Company was sold to a third party in 2007. Previous positions of Mr. Jin included Vice President of Shanda Corporation, and Deputy Director of Shanda Family Strategy. Mr. Jin earned his PhD from School of International Relations and Public Affairs, Fudan University in Shanghai, China.

Mr. Ren, 29, is currently the Vice Chairman of China Enterprises National Energy Group, a position he has held since 2007. He served as director of KaiRong National Trading Ltd. and Vice President of Hong Kong MingHua Electronic Ltd. Mr. Ren graduated from University of British Columbia with BA in economics.

Mr. Lou, 60, has over 30 years of experience in business operation and management. Since 2002, he has been consultant director for Group Fame International Limited (GFI) and GFI Korea, which is in the Chartered Private aircraft business in Asia. Prior to joining GFI, he was Operations Manager for TSI Manufacturing LLC (HK) Limited, Managing Director of Advanced Technology Production Limited (ATP)- Hong Kong, Operations Manager for Esprit Systems (Hong Kong) Limited and Hazeltine Corporation. Mr. Lou has earned a MBA in Marketing from New York University, New York.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

99.1    Press Release dated November 24, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media
November 24, 2008	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer